EXHIBIT 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Verilink Corporation of our report dated January 26, 2004 relating to the audited financial statements of XEL Communications, Inc., which appear in the Form 8-K filed by Verilink Corporation on February 20, 2004. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Ehrhardt Keefe Steiner & Hottman PC

Ehrhardt Keefe Steiner & Hottman PC
Denver, Colorado
March 3, 2004